               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2)
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              TELEGEN CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                BONNIE CRYSTAL
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                              TELEGEN CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 6, 1997

To The Shareholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telegen Corporation, a California corporation (the "Company"), will be held on August 6, 1997, at 1:30 p.m. local time, at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, CA 94065, for the following purposes:

    1. To elect directors to serve until the next annual meeting of shareholders or until their successors are elected.

    2. To approve an amendment to the Company's bylaws for the purpose of increasing the range of the Company's board from its present variable range of four (4) to seven (7) directors to a variable range of five (5) to nine
  (9) directors and to fix the current size of the board at seven (7).

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  THE FOREGOING ITEMS OF BUSINESS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE. ONLY COMMON STOCK SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 20, 1997, ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING OR ANY ADJOURNMENT THEREOF, AND WILL BE SENT THIS PROXY STATEMENT ON OR ABOUT JULY 9.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a proxy card.

                                          For the Board of Directors
                                          TELEGEN CORPORATION

                                          /s/ Bonnie Crystal
                                          ------------------
                                          Bonnie Crystal
                                          Secretary

Redwood City, California

July 9, 1997


                            YOUR VOTE IS IMPORTANT.

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN
                         IT IN THE ENCLOSED ENVELOPE.

                              TELEGEN CORPORATION

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 6, 1997

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Telegen Corporation, a California corporation ("Telegen" or the "Company"), for use at Telegen's Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 6, 1997, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

  In the year ending December 31, 1996, certain significant developments occurred in the Company's corporate existence. On October 28, 1996 the Company's predecessor, also named Telegen Corporation, a California corporation ("Old Telegen") completed its merger (the "Merger") with Solar Energy Research Corp., a Colorado corporation ("SERC"), a public reporting company. As a result of the Merger, SERC, was redomiciled to become a California corporation and changed its name to Telegen Corporation and Old Telegen changed its name to Telegen Communications Corporation, a California Corporation, and became a wholly owned subsidiary of SERC. Upon completion of the Merger, the assets of Old Telegen were substantially all the assets of the combined companies and 97% of the ownership of the combined companies was held by the former shareholders of Old Telegen. Since SERC, now Telegen, is effectively the successor to Old Telegen, substantially all the disclosure in this proxy statement for the period prior to October 28, 1996 relates to Old Telegen.

  Telegen's principal executive offices are located at 101 Saginaw Drive, Redwood City, California, 94063. The telephone number at that address is (415) 261-9400.

  These proxy solicitation materials were mailed on or about July 9, 1997 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record of the common stock of the Company (the "Common Stock") at the close of business on June 20, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had issued and outstanding 5,180,447 shares of Common Stock.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

  As of the Record Date the Common Stock outstanding was entitled to 5,180,447 votes.

  For the purpose of electing directors, shareholders of Telegen will be able to cumulate votes at the annual meeting if a shareholder gives notice at the meeting, prior to the voting, of such shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice then shareholders may cumulate their votes for candidates in nomination. Under cumulative voting each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal, since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted.

  Accordingly, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the ratification of appointment of accountants). However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the bylaws to change the size of the board of directors), an abstention or broker non-vote has the same effect as a vote against the proposal.

SOLICITATION OF PROXIES

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, or facsimile.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than March 9, 1998 in order that they may be included in the proxy statement and form of proxy related to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following tables sets forth the shares of common stock beneficially owned as of the Record Date by persons known by the Company to beneficially own more than 5% of the Company's outstanding stock, by each director of the Company, by each executive officer, and by all directors and executive officers of the Company as a group.

                                                                SHARES OF COMMON
                                                                    STOCK(1)
                                                                -----------------
FIVE-PERCENT SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS         NUMBER   PERCENT
--------------------------------------------------------        --------- -------
Five-Percent Shareholders, Directors and Executive Officers:
  Jessica L. Stevens(2)........................................ 1,364,201  25.0%
  Bonnie Crystal(2)............................................   373,026   7.0%
  Warren M. Dillard(2).........................................   192,161   3.6%
  Frederick T. Lezak, Jr(2)....................................    82,241   1.6%
  Larry J. Wells(2)(3).........................................   227,775   4.2%
  James R. Iverson(2)..........................................    35,561   0.7%
  Gilbert F. Decker(2).........................................     5,598   0.1%
All Directors and Officers as a Group (7 persons).............. 2,280,563  37.4%

--------

(1) Beneficial ownership includes voting and investment power with respect to the shares. Shares of common stock subject to convertible securities, options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such convertible securities, options or warrants, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of the individuals' and entities' ownership as a percent of common stock beneficially owned may exceed 100%. As of the Record Date, Telegen had 5,180,447 shares of common stock outstanding.

(2) As of the Record Date, Ms. Stevens, Ms. Crystal and Messrs. Dillard, Lezak, Wells, Iverson and Decker had the right to acquire within 60 days, from outstanding options, 219,841 shares, 185,350 shares, 174,259 shares, 30,041 shares, 27,575 shares, 30,041 and 5,598 shares of Telegen common stock, respectively. As of the Record Date, Ms. Stevens had the right to acquire within 60 days, from an outstanding warrant, 50,500 shares of Telegen Common Stock.
(3) Mr. Wells is a founder and director of Sundance Venture Partners, L.P., which is a venture capital fund and the owner of 200,000 common stock shares of Telegen.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  The Company's Board of Directors is comprised of seven members. The Board of Directors has nominated the persons named below for election as directors at the Annual Meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any of the seven nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

  The names of the nominees and certain information about them are set forth below.

                                                                                  DIRECTOR
NAME OF NOMINEE          AGE             POSITION(S) WITH THE COMPANY              SINCE
---------------          ---             ----------------------------             --------
Jessica L. Stevens......  45 President, Chief Executive Officer, and Director       1996
Bonnie Crystal..........  43 Executive Vice-President, Secretary and Director       1996
Warren M. Dillard.......  55 Chief Operating Officer, Chief Financial Officer and   1996
                              Director
Frederick T. Lezak,
 Jr. ...................  57 Director                                               1996
James R. Iverson........  68 Director                                               1996
Larry J. Wells..........  54 Director                                               1996
Gilbert F. Decker.......  60 Director                                               1997

  The ages of the director nominees are as of June 30, 1997. There is no family relationship between any directors or executive officers of the Company. Jessica L. Stevens is the sister of Daniel J. Kitchen, President of Morning Star Multimedia, Inc., a wholly-owned subsidiary of Telegen ("MSM"). MSM was acquired by the Company on December 30, 1996 and for his forty-five percent (45%) interest in MSM, Mr. Kitchen received sixty thousand (60,000) shares of the Company's common stock.

VOTE REQUIRED

  The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.

BACKGROUND OF DIRECTORS

  JESSICA L. STEVENS has been an inventor and engineer since 1972. From 1982 to 1988, Ms. Stevens was Chief Executive Officer, President, Chief Technology Officer, and a director of Woodside Design Associates, Inc., Redwood City, California, a high technology think tank. From 1988 to 1989, Ms. Stevens was Chairperson of the Board of Directors and Vice-President of Engineering/Manufacturing at Absolute Entertainment, Inc. and Imagineering, Inc., both of New Jersey. Ms. Stevens has worked as a consultant to numerous high technology companies, including Apple Computer, Inc., Activision, Inc., Coleco Industries, McDonnell Douglas Corp., Parker Brothers, Inc., and has developed software for the electronic game industry.

  BONNIE CRYSTAL has been a telecommunications engineer, consultant and inventor since 1972. Before joining Telegen, she was Senior Staff Engineer for Research and Development for Toshiba America MRI, Inc. From 1984 to 1989, she was Senior Engineer at Astec, USA, Ltd. in Personal Communications Systems, Cellular and Satellite Earth Stations. She is the inventor of the Video Noise Reduction (VNR) standard for satellite receivers. She was a founder of International MedCom, Inc. and SE International, Inc.

  WARREN M. DILLARD has been a financial analyst and financial manager since 1967. He managed investment portfolios of securities and real estate for Capital Group and Shareholders Capital, respectively, both of Los Angeles, California, from 1967-1975. In 1975, he became Senior Vice-President and CFO of Pepperdine University, continuing in that position until 1982. Since 1982, Mr. Dillard has been an independent investment banker, financing early stage business ventures. In October 1993, he became CFO of Telegen, adding the title of Chief Operating Officer in April 1994.

  FREDERICK T. LEZAK, JR. has been a financial executive since 1969, with senior positions at Time, Inc., McKesson Corp., The Headquarters Companies and Visucom Productions, Inc. From 1973 to 1981, he was controller for several McKesson divisions, most recently Foremost Dairies in San Francisco. From 1981 to 1983, he was Treasurer and Chief Financial Officer of the Headquarters Companies in San Francisco. Since 1983, Mr. Lezak has been a principal and owner of Munson, Lezak, Jaspar & Dunn, a consulting firm which specializes in start-up situations and corporate turnarounds. He has also been a founder and officer of several start-up companies, including E.M.I., Inc. Mr. Lezak was also the Chief Financial Officer of TCC, the Company's wholly-owned subsidiary between 1991 and 1993 and was not an officer or employee of TCC thereafter until April 1, 1997 when he became the President of TCC.

  JAMES R. (DICK) IVERSON has an extensive background in technology development. Through 1982, he spent 19 years with Teledyne Ryan Electronics, the last 6 years as General Manager. From 1972-1976, he was General Manager of the Electronics Division of General Dynamics, managing projects ranging from satellite systems to aircraft test equipment. He was the developer of the first Global Positioning Satellite System (GPS). From 1976 through 1986, Mr. Iverson was Group Vice-President for Gould, Inc., responsible for government and commercial electronics systems. In 1986, Mr. Iverson was elected President of the American Electronics Association (AEA), a 3,000 member national trade association, representing companies in semiconductors, computers, telecommunications and software. He recently retired from that position and is now an independent consultant to the electronics industry.

  LARRY J. WELLS is the founder and a director of Sundance Venture Partners, L.P., a venture capital fund, and is the Chairman of Anderson & Wells Company, which manages Sundance Venture Partners, L.P. and El Dorado Investment Company. Mr. Wells also has served as a director and President of Sundance Capital Corporation since May 1989. From 1983 to 1987, Mr. Wells served as Vice-President of Citicorp Venture Capital and then became Senior Vice-President of Inco Venture Capital. From May 1969 to June 1983, Mr. Wells was the founder and President of Creative Strategies International, a market research consulting firm specializing in emerging markets. Mr. Wells currently serves on the Board of Directors of Cellegy Pharmaceutical, Inc. and Indentix, Inc., which are publicly held companies. Mr. Wells also is a director of Upside Publishing, Inc., Plop Golf Company, VoiceCom Systems, Inc. and Murphex Corporation.

  GILBERT F. DECKER was Assistant Secretary of the Army from April 1994 until May 1997. Prior to his employment with the Department of the Army, he was President of ESL Inc. and, after ESL Inc. was acquired by TRW, he headed the New Ventures Department for TRW. He has also served as President and CEO of Penn Central Federal Systems Company and President and CEO of Accurex Corp. He became a member of Telegen's Board of Directors in May 15, 1997, after leaving his position with the Army.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and 10% shareholders were complied with, except that Mr. Dillard inadvertently omitted from his initial report on Form 3 filed on November 6, 1996, the beneficial ownership of 3,690 shares held by his adult son living at home (of which he disclaims beneficial ownership). Such Form 3 was amended by a filing of a Form 5 with the SEC on February 13, 1997. In making the above statements, the Company has relied upon the written representations of its officers and directors.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors held six (6) meetings during the fiscal year ended December 31, 1996 ("fiscal 1996"). The Board of Directors has standing audit and compensation committees. The Board of Directors has no nominating committee or any committee performing such function this year. The Board of Directors acting as a whole performed the function of a nominating committee and nominated this year's slate of directors.

  The members of the Audit Committee are James R. Iverson, Larry J. Wells, and Gilbert F. Decker. Frederick T. Lezak, Jr. was a member of the Audit Committee until April of 1997, when he became President of TCC, Telegen's wholly-owned subsidiary. Mr. Decker became a member of such committee upon his appointment to the Company's Board of Directors on May 15, 1997. The Audit Committee held no meetings during fiscal 1996. The purposes of the Audit Committee are to review with Telegen's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

  The members of the Compensation Committee are James R. Iverson, Larry J. Wells and Gilbert F. Decker. Frederick T. Lezak, Jr. was a member of the Compensation Committee until April of 1997, when he became President of TCC, Telegen's wholly-owned subsidiary. Mr. Decker became a member of such committee upon his appointment to the Company's Board of Directors on May 15, 1997. The Compensation Committee held one meeting during fiscal 1996. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to Telegen's executive officers, the aggregate compensation of all employees of Telegen, and the terms of compensation plans of all types.

  During fiscal 1996, no director attended fewer than 75% of the number of meetings of the Board of Directors and meetings of its committees on which he or she served.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table summarizes the total compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Company in fiscal 1996 (the "Named Executive Officers") as well as the total compensation paid to each such individual for the Company's two previous fiscal years.

                          SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                 LONG TERM COMPENSATION AWARDS
                         -----------------------               ------------------------------
NAME AND PRINCIPAL                               OTHER ANNUAL  RESTRICTED STOCK OPTIONS/SAR'S
POSITION                 YEAR SALARY($) BONUS($) COMPENSATION    AWARD(S)($)         (#)
------------------       ---- --------- -------- ------------  ---------------- -------------
Jessica L. Stevens...... 1996 $170,000    $--      $   --            $--           133,501
 President, Chief
  Executive              1995   29,167     --      252,000(1)         --            20,004
 Officer and Director    1994   20,833     --          --             --            63,336
Bonnie Crystal.......... 1996  157,500     --          --             --           107,650
 Executive Vice
  President,             1995   60,000     --          --             --            18,000
 Secretary and Director  1994   71,260     --          --             --            57,000
Warren M. Dillard....... 1996  136,667     --          --             --           106,799
 Chief Operating
  Officer,               1995   53,333     --          --             --            15,996
 Chief Financial Officer
 and Director            1994   63,333     --          --             --            49,064

--------
(1) In August 1995, Jessica L. Stevens was issued warrants to purchase 50,500 shares of Telegen common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense of approximately $252,000 was recorded to reflect the difference between the fair market value of the common stock at the time of the grant and the exercise price.

 Option/SAR Grants Table

  The following table summarizes the individual grants of stock options (whether or not in tandem with SARs), and freestanding SARs made during the last completed fiscal year to each of the Named Executive Officers.





                                        INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                         ------------------------------------------------ VALUE AT ASSUMED ANNUAL
                          NUMBER OF    % OF TOTAL                          RATES OF STOCK PRICE
                          SECURITIES  OPTIONS/SARS                           APPRECIATION FOR
                          UNDERLYING   GRANTED TO  EXERCISE OR                  OPTION TERM
                         OPTIONS/SARS EMPLOYEES IN  BASE PRICE EXPIRATION -----------------------
NAME                      GRANTED(#)  FISCAL YEAR     ($/SH)      DATE       5%($)      10%($)
----                     ------------ ------------ ----------- ---------- ----------- -----------
Jessica L. Stevens......     1,667        0.25       $ 5.00      1/31/01  $  2,302.79 $  5,088.68
                             1,667        0.25       $ 5.00      2/28/01  $  2,302.79 $  5,088.68
                             1,667        0.25       $ 5.00      3/31/01  $  2,302.79 $  5,088.68
                           125,000       18.39       $ 5.00      9/26/01  $172,675.00 $381,575.00
                             3,500        0.51       $ 5.00     12/31/01  $  4,834.90 $ 10,684.10
Bonnie Crystal..........     1,500        0.22       $ 5.00      1/31/01  $  2,072.10 $  4,578.90
                            50,000        7.36       $ 5.00      2/14/01  $ 69,070.00 $152,630.00
                             1,500        0.22       $ 5.00      2/29/01  $  2,072.10 $  4,578.90
                             1,500        0.22       $ 5.00      3/31/01  $  2,072.10 $  4,578.90
                            50,000        7.36       $ 5.00      3/31/01  $ 69,070.00 $152,630.00
                             3,150        0.46       $ 5.00     12/31/01  $  4,351.41 $  9,615.69
Warren M. Dillard.......     1,333        0.20       $ 5.00      1/31/01  $  1,839.41 $  4,069.12
                            50,000        7.36       $ 5.00      2/14/01  $ 69,070.00 $152,630.00
                             1,333        0.20       $ 5.00      2/29/01  $  1,841.41 $  4,069.12
                             1,333        0.20       $ 5.00      3/31/01  $  1,841.41 $  4,069.12
                            50,000        7.36       $ 5.00      3/31/01  $ 69,070.00 $152,630.00
                             2,800        0.41       $ 5.00     12/31/01  $  3,867.92 $  8,547.28

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

 Fiscal Year-End Option/SAR Value Table

  The following table provides information concerning the value of unexercised options at fiscal year end for each of the Named Executive Officers.

                            NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                            UNEXERCISED OPTIONS/SARS AT FY- IN-THE-MONEY OPTIONS/ SARS AT
                                 END (#) EXERCISABLE/                FY-END ($)
   NAME                              UNEXERCISABLE          EXERCISABLE/ UNEXERCISABLE(1)
   ----                     ------------------------------- -----------------------------
   Jessica L. Stevens......            267,341/0                    $3,994,769/0
   Bonnie Crystal..........            182,650/0                    $2,557,100/0
   Warren M. Dillard.......            171,859/0                    $2,406,026/0

--------
(1) The value of the unexercised in-the-money options and SARs at fiscal year and is based on a market price of $19.00 per share for the common stock of Telegen at fiscal year end 1996. As of April 28, 1997, the closing market price of the common stock of Telegen was $5.00 and the value of the exercisable in-the-money options and SARs for Ms. Stevens, Ms. Crystal and Mr. Dillard as of such date was $251,995, $0 and $0, respectively.


 Compensation of Directors

  Currently, the Company's non-employee directors receive (i) 200 shares of the Company's common stock or an option to purchase 200 shares of the Company's common stock at an exercise price of $5, at such directors' election, and (ii) no cash compensation, for each meeting of the Board of Directors or a committee of the Board of Directors attended in person, or attended by telephone. The Company reimburses each non-employee member of the Board of Directors and its committees for expenses incurred by such member in connection with the attendance of such meetings. The Company's non-employee directors receive options under its 1996 Director Stock Option Plan.

  The 1996 Director Option Plan (the "1996 DOP"), under which the Company's non-employee members of the Board of Directors (the "Outside Directors" or individually the "Outside Director") are compensated for their service, provides for the Outside Directors to receive an option to purchase twenty thousand (20,000) shares of the Company's common stock on each date such Outside Director is re-elected by the shareholders to serve another term in office. All option grants under the 1996 DOP to any Outside Director are limited to once in any given calendar year on the date of the Shareholders' annual meeting upon their election or re-election to the board. The exercise price of options acquired pursuant to the 1996 DOP is 100% of the fair market value per share of Common Stock on the date of the grant. In the event that the date of grant is not a trading day, the exercise price per share is the fair market value on the next trading day immediately following the date of grant of the option. All options granted under the 1996 DOP are fully vested and exercisable upon the date of grant and remain exercisable only while the Outside Director remains a director of the Company.

  The Company's directors who are also officers of the Company do not receive any additional compensation for their services as members of the Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

  Jessica L. Stevens, Bonnie Crystal, and Warren M. Dillard (the "Employees") do not have employment contracts with the Company. The Employees maintain employment agreements with TCC, the Company's wholly owned subsidiary (the "Employment Agreements").

  The Employment Agreements provide that Ms. Stevens, Ms. Crystal, and Mr. Dillard will receive an annual salary of $200,000, $180,000 and $160,000 respectively (which is reviewed annually), and reimbursement for certain expenses. The Employees are also entitled to participate in any pension, insurance, savings or other employee benefits adopted by the Company.

  The Employment Agreements are at-will and may be terminated by TCC by written notice to any of the Employees. The Employment Agreements also terminate on the occurrence of any one of the following events: (i) the occurrence of circumstances that make it impossible or impracticable for the business of TCC to be continued, (ii) the death of the Employee, (iii) the loss by the Employee of his or her legal capacity, (iv) the loss by TCC of the legal capacity to contract and (v) the dissolution of TCC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee as of the Company's 1996 fiscal year end were James R. Iverson, Larry J. Wells and Frederick T. Lezak, Jr. Frederick T. Lezak, Jr. ceased to be a member of the Compensation Committee on April 1, 1997 when he became President of TCC, the Company's wholly owned subsidiary. Gilbert F. Decker became a member of the Compensation Committee upon his appointment to the Company's Board of Directors on May 15, 1997. No member of the Compensation Committee was at any time during the Company's 1996 fiscal year or at any other time an officer or employee of the Company except that Frederick T. Lezak, Jr. has served as Chief Financial Officer of TCC between 1991 and 1993 and has served as President of TCC since April 1, 1997. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for senior executives including the Company's Chief Executive Officer.

 General Compensation Philosophy

  The primary objectives of the Company's executive compensation policies include:

  .  Attracting, motivating, and retaining quality employees,

  . Rewarding executives based upon the Company's financial and product development performance at levels competitive with comparable high-growth companies, and

  .  Providing incentives designed to increase shareholder value.

  Because Telegen competes against aggressive companies in a dynamic, high-growth industry, the Company believes that finding, motivating, and retaining quality employees, particularly senior managers and technical contributors, is a key factor to the Company's future success. Accordingly, the Committee's compensation philosophy seeks to align management and shareholder interests by tying cash compensation and long-term incentive programs to the Company's financial performance, including increased returns to shareholders. The Committee also seeks to maintain executives' aggregate compensation, including salary, and long-term equity incentives, at a level competitive with comparable high-growth companies.

 Base Salary

  Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers. Base salaries were established by the Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year and recommendations from management. The Committee also took into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment using these factors. No specific formula was applied to determine the weight of each factor.

 Stock Options

  The Committee provides the Company's Chief Executive Officer and other executive officers with long-term incentive compensation through grants of stock options under the Company's 1996 Stock Option Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also use vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

 Other Compensation Considerations

  The Committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of the Company's five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. The Company has qualified its 1996 Stock Option Plan as a performance based plan and therefore compensation realized in connection with exercises of options granted under the Plan is exempt under the statute. The Committee does not believe that the other components of the Company's compensation will be likely in the aggregate to materially exceed $1 million for any executive officer in 1997 and therefore has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

Larry J. Wells, Member    Gilbert F. Decker, Member     James R. Ivories, Member
Compensation Committee     Compensation Committee        Compensation Committee

COMPANY PERFORMANCE GRAPH

  The following graph shows a comparison, since November 8, 1996, the Company's first trading day on the Electronic Bulletin Board after the merger with Solar Energy Research Corp. ("SERC") on October 28, 1996, of cumulative total return for the Company through December 31, 1996, relative to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index. Trading periods prior to the merger of SERC, the Company's predecessor, with Tegelen Corporation are not relevant since the trading price of SERC did not reflect the value of the operating business of Telegen Corporation. Shareholder returns over the periods indicated should not be considered indicative of future returns.

                  COMPARISON OF CUMULATIVE TOTAL RETURN*
        AMONG TELEGEN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ NON - FINANCIAL INDEX

                     [PERFORMANCE GRAPH APPEARS HERE]

                             TELEGEN        NASDAQ          NASDAQ
                             CORPORATION    STOCK MARKET    NON-FINANCIAL
MEASUREMENT PERIOD           (TLGN)         (U.S.) (INAS)   (INNF)
-------------------          -----------    -------------   -------------
11/06/96                     $100           $100             $100
11/96                        $ 65           $104             $104
12/96                        $ 92           $104             $103


* Assumes $100 invested on November 6, 1996 in Telegen common stock, Nasdaq Stock Market (U.S.) Index and Nasdaq Non-Financial Index. Cumulative total return, as of fiscal year ending December 31, 1996, assumes reinvestment of dividends for the Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index. The Company has never paid dividends on its common stock and has no present plans to do so.

                                 PROPOSAL TWO

                         AMENDMENT OF COMPANY'S BYLAWS

  The Company's Bylaws (the "Bylaws") , as currently in effect, provide that the authorized number of directors of the Company may range from four (4) to seven (7). The board of directors and the shareholders are authorized to fix the exact number within this range, and the number is currently fixed at seven
(7). On April 16, 1997, the Board of Directors authorized an amendment to the Bylaws to expand the permitted range to five (5) to nine (9) while maintaining the fixed size of the board at seven (7). Within the proposed new range the Board of Directors or the shareholders would continue to have the authority to increase or decrease the number of directors.

  Under the proposed amendment, the first two sentences of Article III,
Section 3.2 of the Bylaws would be amended to read as follows:

  "The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this
  Section 3.2, duly adopted by the board of directors or by the shareholders."

PURPOSE AND EFFECT OF AMENDMENT

  The principal purpose of the proposed amendment is to increase the maximum number of directors which the Company may have on its Board of Directors. Upon approval of the amendment, the Board will be able, without additional shareholder approval, to increase the size of the Board of Directors to up to nine (9) directors. Upon an increase in the size of the Board of Directors, the Board would be able to appoint one or more directors to fill the new position or positions created. The Board believes the Company will be better served by having a larger Board of Directors with experienced directors with varied backgrounds. Because identifying and attracting qualified directors is often difficult, the Company believes it is important to be able to act quickly when a desirable candidate becomes available. The Board of Directors is currently at its maximum allowable size and the Company's ability to attract new directors may be impaired. The amendment, by giving the Board the power to increase the size of the Board of Directors beyond its current size of seven (7), would enhance the Company's ability to attract additional qualified directors when and if available.

VOTE REQUIRED

  The approval of the amendment to the Bylaws requires the affirmative vote of a majority of the outstanding shares of Common Stock. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S BYLAWS.

                                PROPOSAL THREE

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of Telegen for the current fiscal year ending December 31, 1997. The Company expects that a representative of Coopers and Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

  Prior to the Merger, Telegen was incorporated as SERC and employed Cordovano & Company as its principal independent accountant and Old Telegen, employed Coopers & Lybrand L.L.P. as its principal independent accountant. After the Merger, the assets of Old Telegen became substantially all the assets of the combined companies and 97% of the ownership of the combined companies was held by the former shareholders of Old Telegen. As part of the Merger, Telegen which is effectively the successor to Old Telegen continued to retain Coopers & Lybrand L.L.P. as its principal accountant and ended the engagement of Cordovano & Company by SERC.

  As of the date of the Merger, Cordovano & Company's reports on the financial statements for each of the prior two fiscal years and during any subsequent interim period preceding the date of the Merger did not contain an adverse opinion or a disclaimer of opinion, or were qualified as to uncertainty, audit scope, or accounting principles. At no time since the Merger did SERC have any disagreements with Cordovano & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes, or procedure.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

  The affirmative votes of the holders of a majority of the shares of the Company's stock present or represented and voting at the Annual Meeting will be required to approve this proposal. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

For the Board of Directors
TELEGEN CORPORATION

/s/ Bonnie Crystal
-------------------------
By: Bonnie Crystal
Secretary

Dated: July 9, 1997

                              TELEGEN CORPORATION


                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of TELEGEN CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 9, 1997, and hereby appoints Jessica L. Stevens and Warren M. Dillard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of TELEGEN CORPORATION, to be held on Wednesday, August 6, 1997 at 1:30 p.m., local time at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood Shores, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.   Election of directors:


     [_]  FOR all nominees listed below     [_]  WITHHOLD AUTHORITY to vote for
          (except as indicated)                  all nominees listed below

     INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

          Jessica L. Stevens, Bonnie Crystal, Warren M. Dillard, Frederick T. Lezak, Jr., Larry J. Wells, James R. Iverson, Gilbert F. Decker

2. Proposal to amend the Company's bylaws for the purpose of increasing the range of the Company's board from a variable range of four (4) to seven (7) to a variable range of five (5) to nine (9) and to fix the size of the board at seven (7).

     [_]  For       [_]  Against        [_]  Abstain

3. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending December 31, 1997.

     [_]  For       [_]  Against        [_]  Abstain

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE BYLAWS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                                       Dated:  __________________________, 1997


                                       ________________________________________
                                                 Signature


                                       ________________________________________
                                                 Signature

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)